Exhibit 99.1

Inovio Announces Proposed Public Offering of Common Stock

PLYMOUTH MEETING, Pa., July 18, 2017 (Globe Newswire) — Inovio Pharmaceuticals, Inc. (NASDAQ: INO) today announced that it intends to offer and sell $75.0 million of shares of its common stock in an underwritten public offering. Inovio expects to grant the underwriters an option to purchase up to an additional $11.25 million of shares of its common stock on the same terms and conditions. All of the shares are being offered by Inovio. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Inovio anticipates using the net proceeds from this offering for general corporate purposes, including clinical trial expenses, research and development expenses, general and administrative expenses, manufacturing expenses and other business development activities.

Citigroup, Piper Jaffray & Co. and RBC Capital Markets are acting as joint book-running managers for the offering.

The shares of common stock described above are being offered by Inovio pursuant to a shelf registration statement filed by Inovio with the Securities and Exchange Commission (SEC) that was declared effective on June 5, 2015. A preliminary prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to the offering, when available, may be obtained from Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone at (800) 831-9146; or from Piper Jaffray & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, MN 55402, or by telephone at (800) 747-3924, or by email at prospectus@pjc.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Inovio Pharmaceuticals, Inc.

Inovio is taking immunotherapy to the next level in the fight against cancer and infectious diseases. We are the only immunotherapy company that has reported generating T cells in vivo in high quantity that are fully functional and whose killing capacity correlates with relevant clinical outcomes with a favorable safety profile. With an expanding portfolio of immune therapies, the company is advancing a growing preclinical and clinical stage product pipeline. Partners and collaborators include MedImmune, Regeneron, Genentech, The Wistar Institute, University of Pennsylvania, DARPA, GeneOne Life Science, Plumbline Life Sciences, ApolloBio Corporation, Drexel University, NIH, HIV Vaccines Trial Network, National Cancer Institute, U.S. Military HIV Research Program and Laval University.

Forward-Looking Statements

This press release contains certain forward-looking statements relating to Inovio’s business that involve a number of risks and uncertainties, including statements about its expectations with respect to the proposed public offering. These statements may be identified by introductory words such as “may,” “expects,” “plan,” “believe,” “will,” “achieve,” “anticipate,” “would,” “should,” “subject to” or words of similar meaning, or by the fact that they do not relate strictly to historical or current facts. For such statements, Inovio claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ from the expectations set forth herein as a result of a number of factors, including, but limited to, risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed public offering, and other factors discussed in the “Risk Factors” section of Inovio’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 15, 2017, Inovio’s Form 10-Q for the quarter ended March 31, 2017, filed with the SEC on May

10, 2017, and other filings that Inovio makes with the SEC from time to time. There can be no assurance that any of the forward-looking information provided herein will be proven accurate.

In addition, the forward-looking statements included in this press release represent Inovio’s views as of the date hereof. Inovio anticipates that subsequent events and developments may cause its views to change. However, while Inovio may elect to update these forward-looking statements at some point in the future, the company specifically disclaims any obligation to do so, except as may be required by law. These forward-looking statements should not be relied upon as representing Inovio’s views as of any date subsequent to the date of this release.

CONTACTS:

Investors/Media: Jeff Richardson, Inovio Pharmaceuticals, 267-440-4211, jrichardson@inovio.com